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                                                            EXHIBIT NO. 99.10(a)


                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Post-Effective Amendment No. 38 to Registration No. 33-7638 of MFS Series Trust I of our report dated October 9, 2000 appearing in the annual report to shareholders for the year ended August 31, 2000 of MFS Cash Reserve Fund and MFS Managed Sectors Fund, and to the references to us under the headings "Financial Highlights" in the Prospectus and "Independent Auditors and Financial Statements" in the Statement of Additional Information, which are part of such Registration Statement.

DELOITTE & TOUCHE LLP
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Deloitte & Touche LLP

Boston, Massachusetts
December 26, 2000